For Release:	November 13, 2006

	Financial	Media
Contact:	Kevin L. Tate, CPA	Kimberly Cavalier
	Chief Financial Officer	(610) 660-6814
	(610) 660-6813	kcavalier@uaigroupinc.com
ktate@uaigroupinc.com
UNITED AMERICA INDEMNITY, LTD. (NASDAQ:INDM) APPOINTS
ROBERT FISHMAN CHIEF EXECUTIVE OFFICER
     George Town, Grand Cayman, Cayman Islands, November 13, 2006 – United America Indemnity, Ltd. (NASDAQ:INDM) announced today that its Board of Directors unanimously appointed Robert M. Fishman Chief Executive Officer and Director of United America Indemnity, Ltd., effective November 27, 2006.
     Saul Fox, United America Indemnity’s Chairman, commented, “The considerable time and effort invested by our Board of Directors in evaluating candidates for the position of chief executive officer of United America Indemnity is handsomely rewarded with the appointment of Robert Fishman to that keystone position. Rob Fishman’s extensive background and multi-faceted career as a profitable property and casualty specialty insurance underwriter at industry leading companies along with his proven leadership and management abilities will be of incalculable importance to UAI’s continuing efforts to prudently expand the breadth and depth of the company’s specialty underwriting operations.”
     Robert Fishman added, “I am excited about United America Indemnity’s significant strengths and future potential. I am looking forward to working with the senior executives of the underlying operating companies to assist them in furthering their individual company plans as well as United America Indemnity’s overall strategic goals. I intend to build upon United America Indemnity’s track-record of careful growth and superior profitability.”
     Mr. Fishman joins United America Indemnity from ARAG North America, Inc. (“ARAG”), a specialty provider of legal insurance and related services, where he served as President and Chief Executive Officer since 2005. At ARAG, he successfully led efforts to position the organization for increased growth. ARAG has refocused its strategy and process in products, claims, marketing, sales, and technology and is on track to achieve outstanding results for 2006.
     From 1994 to 2004, Mr. Fishman served in a variety of executive positions for Zurich North America (“ZNA”), the U.S. operations of Zurich Financial Services (“ZFS”). From 2001 to 2004, he served as Executive Vice President and Chief Underwriting Officer, developing a services unit dedicated to improving the loss ratio of ZNA. In sharing responsibility for the loss ratio for ZNA’s $15 billion of revenue, Mr. Fishman devised and implemented best underwriting practices through line of business directors and chief underwriting officers of its Business Divisions. With dotted line reporting relationships from claims, operations, IT, actuarial, and risk engineering, Mr. Fishman led numerous material efforts to drive change across the organization.
     From 1999 to 2001, Mr. Fishman was Chief Executive Officer of ZNA’s $700 million Diversified Products Division, where he was responsible for the large monoline property, energy and warranty Business Unit. Prior to 1999, Mr. Fishman was Senior Vice President of the Specialties non-medical professional liability profit center, a unit he started for ZNA. He was soon promoted to Executive Vice President of the Customer Group within the Specialties Division. In this position Mr. Fishman was responsible for underwriting, claims, marketing, distribution and operations, which included lawyers and accountants, miscellaneous E&O, architect and engineers’ E&O, financial institution D&O/E&O, and employment practices. He also ran the Railroad Liability profit center and he was interim head of IT.
     While at ZNA Mr. Fishman was a member of Zurich’s Charitable Trust and its technology, finance, management, and risk management committees. In 2003, Mr. Fishman was appointed by ZFS’ CEO to assist in developing ZFS’ future strategy. Prior to joining ZFS, Mr. Fishman held positions at Lexington Insurance Company and Progressive Risk Management Services, and practiced law in the corporate, private, and government sectors.

     About United America Indemnity, Ltd.
     United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and on a non-admitted basis. The company’s principal operating subsidiaries include:
•	Penn-America, a provider to small businesses across the United States of excess and surplus lines property and casualty insurance through a select network of general agents;
•	United National, a provider of specialty excess and surplus property and casualty insurance products in four distinct market segments – professional liability, class specific property and casualty insurance programs, specialty property and casualty brokerage, and umbrella/excess liability; and,
•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
     For more information, visit the United America Indemnity, Ltd. Website at www.uai.ky.

     Forward-Looking Information
     This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
     The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
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